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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive REVISED Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MACROPORE BIOSURGERY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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MACROPORE BIOSURGERY, INC.
6740 TOP GUN STREET
SAN DIEGO, CALIFORNIA 92121

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
October 23, 2003

Dear MacroPore Biosurgery, Inc. Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of the stockholders of MacroPore Biosurgery, Inc. The Annual Meeting will be held in the United States, at our offices located at 6740 Top Gun Street, San Diego, California on October 23, 2003, commencing at 9:00 a.m., San Diego local time, and at 6:00 p.m., Frankfurt local time. I look forward to meeting with as many of our stockholders as possible. The meeting will be webcast live for those who are unable to attend in person.

        To access the webcast of the meeting please visit our website at www.macropore.com and follow the link on our Investor Relations section. An audio presentation of the Annual Meeting will also be available via telephone 6:00 p.m. (CEST) / 9:00 a.m. (PDT): Dial-In Number USA: +1 303-205-0044 and Dial-In Number Europe: +49 (0) 6103-4853000. A telephone replay will be available for 24 hours. To access the replay please call from the USA: +1 303-590-3000; PIN-Number: (550334) and from Europe: +49 (0) 69-589990568; (PIN-Number: 132050). The access information can also be obtained by calling our San Diego office during regular business hours at (858) 458-0900. You will not be able to place your vote over the Internet. The only authorized voting will be in person at the meeting or by completing and returning the enclosed proxy ballot.

        At the meeting, you will be asked to vote upon the election of our Board of Directors and to ratify our selection of the independent auditors. There will also be a report on our business, and those who attend in person will have the opportunity to ask questions about us. In addition, we will address any other business properly brought before the meeting.

        We have attached a Proxy Statement that contains more information about these items and the meeting. Stockholders that own stock at the close of business on August 25, 2003, can vote at the meeting. A list of our stockholders allowed to vote will be available for inspection by any stockholder at our offices in San Diego, and at our offices in Germany, Ölmühlweg 33, 61462 Königstein, during normal business hours for the ten business days prior to the meeting. This list will also be available at our San Diego office during the meeting.

        We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend, please complete, date, sign, and mail the enclosed proxy to ensure your representation at the meeting and the presence of a quorum. If your address is on our stockholder list a return envelope is provided for you and no postage need be affixed to the proxy when it is mailed. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN President/Chief Executive Officer
San Diego, California, USA September 10, 2003

PROXY STATEMENT

MacroPore Biosurgery, Inc.
6740 Top Gun Street
San Diego, CA 92121
(858) 458-0900

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors to be used at our Annual Meeting of stockholders to be held on October 23, 2003, and at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying notice of Annual Meeting. Our annual report for the year ended December 31, 2002 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to our stockholders on or about September 15, 2003.

        We have fixed the close of business on August 25, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock entitles the holder to one vote on each matter presented to stockholders for approval at the Annual Meeting. On August 11, 2003, there were 14,585,599 shares of our common stock outstanding.

Questions and Answers about the Meeting and Voting

1.
What is a Proxy Statement and why has this Proxy Statement been sent to me?

        A Proxy Statement is a document that Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card with regard to voting on proposals at the Annual Meeting. Among other things, a Proxy Statement describes those proposals and provides information about the Company. The Board of Directors of MacroPore Biosurgery, Inc. is soliciting the enclosed proxy to be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at our offices located at 6740 Top Gun Street, San Diego, California. We will use the proxies received to:

  •
  Elect directors;

  •
  Ratify the selection of KPMG LLP as our independent auditors for the 2003 fiscal year; and

  •
  Transact any other business that is proposed in accordance with our by-laws before the meeting is finally adjourned.

2.
What is a proxy?

        A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, such as the one attached to this Proxy Statement. Our President, Chief Executive Officer and Vice-Chairman of the Board of Directors, Christopher J. Calhoun, and our Chief Financial Officer, Ari Bizimis, have been designated the proxy holders for the 2003 Annual Meeting.

3.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        Essentially all of our issued and outstanding shares of common stock are represented by global stock certificates deposited with the German securities depository, Clearstream Banking AG. Clearstream has provided us with the names of the beneficial owners of our shares from its records for this proxy solicitation. If you hold your shares in your own name or Clearstream identifies you on its records as a beneficial owner of your shares, you are a stockholder of record for purposes of this proxy solicitation. If your broker or bank holds your shares and Clearstream's records indicate that your broker or bank is the beneficial owner of your shares, then you hold your shares in street name.

4.
What different methods can you use to vote?

        Stockholders can vote by written proxy card, or stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.
What is the record date and what does it mean?

        The record date for the 2003 Annual Meeting is August 25, 2003. The record date is established by our Board of Directors as required by Delaware law. Owners of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

6.
How can you revoke a proxy?

        A stockholder can revoke a proxy by giving written notice to our secretary, delivering a later-dated proxy, or voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

7.
What are your voting choices when voting for director nominees, and what vote is needed to elect directors?

        In voting on the election of director nominees to serve until the 2004 Annual Meeting, stockholders may vote in favor of all nominees, may withhold votes as to all nominees, or may withhold votes as to specific nominees while voting in favor of all others. In addition, if any other candidates are nominated at the meeting, stockholders of record who attend the meeting could vote for the other candidates. Directors will be elected by a plurality. The board recommends a vote "FOR" each of the nominees identified in this proxy statement.

8.
What are your voting choices when voting to ratify the selection our independent auditors?

        In voting on the ratification of the selection of our independent auditors, stockholders may vote in favor of the selection or against the selection, or may abstain from voting on the selection. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

9.
How will a proxy get voted?

        If you properly fill in and return the enclosed proxy card the designated proxy holders (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated proxy holders will vote your shares as recommended by the Board of Directors as follows:

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  "FOR" the election of each listed nominee for director; and

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  "FOR" ratification of KPMG LLP as independent auditors for the 2003 fiscal year.

        If necessary, and unless you have indicated on your proxy card that you wish to vote against any of the proposals, the individuals named on your proxy card may vote in favor of a proposal to adjourn the meeting to a later date in order to obtain additional votes with respect to any of the proposals.

10.
How are abstentions and broker non-votes counted?

        Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In all matters other than the election of directors, abstentions will have the same effect as a vote against a specified proposal.

11.
Who pays for the solicitation of proxies?

        We pay the entire cost of the solicitation of proxies. This includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to stockholders. We may supplement our efforts to solicit your proxy in the following ways:

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  We may contact you using the telephone or electronic communication;

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  Directors, officers, or other regular employees of MacroPore Biosurgery may contact you personally; or

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  We may hire agents for the sole purpose of contacting you regarding your proxy.

        If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

        We anticipate that banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at our Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

12.
What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of more than 33 1/3% of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

13.
How will voting on "any other business" be conducted?

        Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated proxy holders to vote on such matters at their discretion.

PROPOSAL #1. ELECTION OF DIRECTORS

        Our Board of Directors is composed of seven members. The names of the seven nominees for election as directors are set forth below. Each of the nominees is currently serving as a member of our Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting or until their respective successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our Board of Directors does not now expect, our Board of Directors reserves the right to nominate another person or to vote to reduce the size of our Board of Directors. If another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board of Directors.

Nominees and Business Experience

Name	Age	Position(s)
Marshall G. Cox	67	Chairman of the Board and Director
Christopher J. Calhoun	37	Vice-Chairman of the Board, President, Chief Executive Officer and Director
Ari E. Bizimis	34	Chief Financial Officer and Director
Marc H. Hedrick, MD	40	Chief Scientific Officer and Director
Ronald D. Henriksen	63	Director
David M. Rickey	47	Director
E. Carmack Holmes, MD	65	Director

        Marshall G. Cox has served as Chairman of our Board of Directors since May 1997. He founded Western Micro Technology, Inc. and from 1977 to 1995 served as its chairman and chief executive officer. Mr. Cox retired from Western Micro as Chairman Emeritus in 1997. He is the Managing Director of the Saratoga Boy's Club, a private investment firm, and he serves as Chairman of the Board of Artes Medical, Inc., a producer of medical implants. Mr. Cox also serves on the Board of Directors of Triscend Corporation, a provider of computer chips. Mr. Cox holds a B.S. from the University of California, Los Angeles. Mr. Cox is Mr. Calhoun's father-in-law.

        Christopher J. Calhoun is a co-founder of MacroPore Biosurgery and has served as our Chief Executive Officer, Vice-Chairman and Director of the Board since 1997, and as President since April 2002. Mr. Calhoun previously served as our President from 1996 through 1998. Mr. Calhoun is also the co-inventor on multiple US and International patents used for our bioresorbable implant technology. These inventions include bioresorbable polymers for skeletal repair and regeneration, implant surfaces for tissue guidance, and postsurgical scar tissue reduction. Mr. Calhoun has various other US and International patents pending for medical devices and implant instrumentation. Mr. Calhoun received a BA from the University of California, San Diego and an MBA from the University of Phoenix.

        Ari E. Bizimis has served as our Chief Financial Officer and as a director since April 2000. Mr. Bizimis worked in various investment banking firms before joining us. From 1998 to April 2000, Mr. Bizimis served as head of Eurobond trading for Dresdner Kleinwort Benson. From 1997 to 1998, he served as Senior Fixed Income Trader for Commerzbank. Mr. Bizimis holds a Diplom Kaufmann degree from Johann Wolfgang Goethe University in Frankfurt, Germany.

        Marc H. Hedrick, MD joined us as Chief Scientific Officer, Medical Director and Director in November, 2002. In December 2000 Dr. Hedrick co-founded, and served as President and Chief Executive Officer of StemSource, Inc., a company specializing in tissue bioengineering and stem cell therapy. We acquired StemSource in November 2002. Dr. Hedrick is a General and Plastic Surgeon, and is an Associate Professor of Surgery and Pediatrics at the University of California, Los Angeles (UCLA) since 1998, and has directed the Laboratory of Regenerative Bioengineering and Repair for the Department of Surgery at UCLA since 1998. Dr. Hedrick obtained his MD degree from the University of Texas Southwestern Medical School, Dallas.

        Ronald D. Henriksen joined us as Director in October 2002. Mr. Henriksen currently serves as Chief Investment officer of Twilight Ventures, LLC. From 1988 to 2002, Mr. Henriksen served as President of the Advanced Research & Technology Institute of Indiana University, and from 1995 through 1998 as CEO of Itasca Ventures, LLC (a venture capital company), and from 1993 to 1995 as President/CEO of Khepri Pharmaceuticals (a biotechnology company). For twenty-three years previous to 1994 he held various managerial and executive positions with Eli Lilly and Company (a US healthcare company), including Managing Director for Brazil, Mexico and Central America. He is also a board member of QLT, Inc., Canada's second largest biopharmaceutical company. Mr. Henriksen received his BS in Industrial Administration and an MBA from Harvard Business School. He also served as an officer for four years in the US Navy.

        David M. Rickey has served as a director of MacroPore Biosurgery since November 1999. Since 1996, Mr. Rickey has served as President and Chief Executive Officer of Applied Micro Circuits Corporation, which provides high-performance, high-bandwidth silicon solutions for optical networks. Mr. Rickey also serves as a director of Applied Micro Circuits Corporation and AMI Semiconductor, Inc., which designs, develops and manufactures integrated circuit products. He holds a B.S. from Marietta College, a B.S. from Columbia University and an M.S. from Stanford University.

        E. Carmack Holmes, MD, joined MacroPore Biosurgery as Director in August 2003. Since 1994, Dr. Holmes has served as the Surgeon-in-Chief of the University of California Los Angeles (UCLA) Medical Center and holds the position of William P. Longmire, Jr. Professor and Chairman, Department of Surgery, UCLA School of Medicine. He served as Vice-Chairman, Department of Surgery from 1981 through 1986. He joined UCLA in 1973 and has held professorial positions in the Divisions of Cardiothoracic Surgery and Surgical Oncology for over 30 years. His surgical training was conducted at Johns Hopkins University and the National Cancer Institute at the National Institutes of Health (NIH). Dr. Holmes graduated from Duke University and holds an MD from the University of North Carolina Medical School.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL #2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Our Audit Committee has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003, and has further directed that we submit the selection of independent auditors for ratification by our stockholders at the Annual Meeting. The proposal to ratify the selection of the independent auditors is not required to be submitted for stockholder approval. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of KPMG. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

        The Audit Committee reviews and must pre-approve all audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor's independence.

        Arthur Andersen were our principal accountants during our fiscal year ended December 31, 2001, Arthur Andersen and KPMG were our principal accountants during respective portions of our fiscal year ended December 31, 2002. For our 2001 and 2002 fiscal years, they consulted with us on various matters and performed services for us, and billed us for fees and expenses, as follows:

        Audit Fees:    Audit fees billed to us by Arthur Andersen for the audit of our financial statements for the fiscal year ended December 31, 2001 and for the quarterly reviews of our financial statements included in our fiscal year 2001 quarterly reports on Form 10-Q totaled $68,500. Audit fees billed to us by Arthur Andersen for the review of our first quarter financial statements in 2002 included in our quarterly report on Form 10-Q were $13,200. Audit fees billed or expected to be billed to us by KPMG for the audit of our financial statements for the fiscal year ended December 31, 2002 and for the quarterly reviews of our financial statements included in our fiscal year 2002 quarterly reports on Form 10-Q totaled $99,920.

        Audit Related Fees:    There were no fees billed or expected to be billed to us by either Arthur Andersen or KPMG for services provided during 2001 or 2002 for assurance and related services that are reasonable related to the audits or reviews and are not reported under Audit Fees above.

        Financial Information Systems Design and Implementation Fees:    There were no fees billed or expected to be billed to the Company by either Arthur Andersen or KPMG for services provided during the last fiscal year or in 2001 for the design and implementation of financial information systems.

        Tax Fees:    Fees billed to us by Arthur Andersen for tax compliance, tax advice and tax planning (specifically, preparation of tax returns in the United States, research related to tax status in Germany, and consultation related to the tax consequences of stock options) in 2001 and 2002 totaled $39,300. Fees billed to us from KPMG for tax compliance, tax advice and tax planning (specifically, preparation of tax returns for us and for our subsidiary StemSource, Inc., tax advice regarding the sale of assets to Medtronic, and tax issues related to the establishment of business operations in Japan) in 2002 totaled $104,183. We did not use KPMG for tax compliance, tax advice and tax planning in 2001.

        All Other Fees:    Fees billed to us by Arthur Andersen for all other non-audit/tax services provided during 2001 and 2002 totaled $35,476. These fees include: $29,209 for assistance with our Form 10 that we filed with the Commission in 2001, and $6,267 for analysis of Medicare's Outpatient Prospective Payment System. Fees billed or expected to be billed to us by KPMG for all other non-audit/tax services, provided during 2002, including accounting and auditing assistance related to our sale of assets to Medtronic PS Medical, Inc. and the acquisition of StemSource, Inc., totaled $53,100.

        The Audit Committee considered the fees paid for non-audit services provided by Arthur Andersen during the last fiscal year and believes the fees were compatible with maintaining Arthur Andersen's independence.

        Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        Additional information concerning the Audit Committee and our Independent Auditors can be found in the "Audit Committee Report" section of this Proxy Statement.

        In making its recommendation to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, the Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2003.

COMPENSATION AND OTHER INFORMATION CONCERNING
DIRECTORS AND EXECUTIVE OFFICERS

  Biographical Information

        The following table sets forth biographical information regarding our executive officers as of August 11.

Name	Age	Position(s)
Marshall G. Cox	67	Chairman of the Board of Directors
Christopher J. Calhoun	37	Chief Executive Officer and President
Ari E. Bizimis	34	Chief Financial Officer
Marc H. Hedrick, MD	40	Chief Scientific Officer and Medical Director
Charles E. Galetto	52	Senior Vice President—Finance and Administration, and Treasurer
Bruce A. Reuter	54	Senior Vice President—International Business
Sharon V. Schulzki	45	Senior Vice President—Marketing & Development—Biomaterials
G. Bryan Cornwall, PhD	38	Vice President—Research & Technology—Biomaterials
John B. Ferris	46	Vice President—Europe
John K. Fraser, PhD	42	Vice President—Research & Technology—Biologics
Elizabeth A. Scarbrough	45	Vice President—Marketing & Development—Biologics
Matthew Scott	39	Vice President—Sales
Seijiro Shirahama	49	Vice President—Asia Pacific

        See "Proposal No. 1 Election of Directors" for biographical information regarding Messrs. Cox, Calhoun, Bizimis, Hedrick, and others.

        Charles E. Galetto has served as our Senior Vice President—Finance and Administration and Treasurer since April 2000. From August 1997 to January 2000, Mr. Galetto served in various positions with PMR Corporation, a company specializing in mental health care programs, including service as Senior Vice President—Finance and Treasurer of PMR Corporation. Mr. Galetto is a certified public accountant and holds a B.S. from Wayne State University.

        Bruce A. Reuter has served as Senior Vice President—International Business since September 2002. From September 2001 to September 2002 Mr. Reuter served as our Vice President and General Manager of Bone Fixation Products. From January 2001 to September 2001, he served as our Vice President—Market Development. From January 1990 to October 2000, Mr. Reuter served as the Vice President and Managing Director of Mentor International, a multi-national marketer of medical devices. He holds a B.A. from the University of Rhode Island and an M.B.A. from Memphis State University.

        Sharon V. Schulzki has served as Senior Vice President of Marketing & Development Biomaterials since September 2002. Mrs. Schulzki served as Senior Vice President and General Manager—Spine & Orthopedics from November 2001 until September 2002. Mrs. Schulzki joined the Company in July 2000, and served as our Vice President and General Manager—Spine & Orthopedics until November 2001. Prior to joining us in 2000, Mrs. Schulzki was with Howmedica, Inc., Division of Pfizer, Inc., a manufacturer of medical devices, from 1983 to 1998, where she served in various positions, including Vice President. During that time she also served as Senior Vice President of Worldwide Marketing and Product Development with Howmedica Leibinger, Inc. Mrs. Schulzki holds a BS from Loyola College in Baltimore, MD.

        G. Bryan Cornwall, PhD, was appointed Vice President—Research & Technology—Biomaterials in September 2002. Dr. Cornwall previously served as our Vice President of Research & Technology from November 2001 to September 2002 and served as our Director of Research and Spine, Reconstructive & Orthopedic Development from February 2000 until November 2001. From April 1999 to February 2000, Dr. Cornwall served as Manager of Research for NuVasive, Inc., a spinal technology firm. From February 1997 to April 1999, he served as Senior Development Engineer for the trauma and orthopedic divisions of DePuy ACE, a developer and manufacturer of specialty orthopedic products. He received his BSc, MSc, and PhD from Queen's University at Kingston, Ontario.

        John B. Ferris has served as our Vice President—Europe since August 2000. From April 2000 to August 2000, he was International Business Manager for Summit Medical, a medical device company focused on cementation, transfusion and wound drainage products. From July 1997 to April 2000, Mr. Ferris served as the European Market Development Manager with Norian Ltd., which develops and manufactures a bone substitute. Mr. Ferris holds a B.A. from the University of Newcastle upon Tyne.

        John K. Fraser, PhD, was appointed Vice President—Research & Technology—Biologics, in November 2002. From August 2001 to November 2002, Dr. Fraser was Chief Scientific Officer, and Director of Research, Stem Cell Services at StemSource, Inc., a company specializing in tissue bioengineering and stem cell therapy. Dr. Fraser has served as an Adjunct Associate Professor, Division of Hematology-Oncology, Department of Medicine, UCLA School of Medicine, since July 2001, in which department he had served as an Assistant Professor from July 1994 to July 2001. Dr. Fraser has also served as the Director of the UCLA Umbilical Cord Blood Bank since 1995. Dr. Fraser received his BSc from Victoria University of Wellington, New Zealand and his PhD from University of Otago, New Zealand.

        Elizabeth A. Scarbrough has served as Vice President of Marketing & Development—Biologics, since November, 2002. From December 2001 to November 2002 she held the position of Executive Vice President of Sales & Marketing for StemSource, Inc., a California company specializing in tissue bioengineering and stem cell therapy. From February 1994 to October 2000 Mrs. Scarbrough served as Vice President of Mentor Corporation, a medical device company with global marketing and distribution. She holds a BS degree from Pennsylvania State University.

        Matthew Scott was appointed Vice President—Sales in September 2002. From September 2001 to September 2002 Mr. Scott served as Vice President of our Biologics business unit, and from April 1999 until September 2001 he served as our Global Director of Training and Client Development. From April 1997 to April 1999, Mr. Scott was a National Sales Manager for The Straumann Company, a medical device and implantology company. He received his BS Degree from the University of Arkansas and was selected by the U.S. Army to enter into the Healthcare Leadership Fellowship Program where he received an interdisciplinary Masters Degree: MBA/MS Healthcare Management.

        Seijiro Shirahama has served as our Vice President—Asia Pacific, since September 2002. From May 1999 to August 2002, he was President of Touchmetrics K.K., a diagnostic ultrasound firm. Mr. Shirahama held executive positions with Bristol-Myers Squibb K.K, from April 1997 to October 1998. He holds a BA from Kanagawa University in Yokohama, Japan and an MA from the University of San Francisco.

Meetings and Committees of the Board of Directors

        In 2002, all of our directors attended 75% or more of the total number of meetings of the Board of Directors and the Board committees of which they were a member (during the period that they served).

        Our Board of Directors held five meetings during 2002.

        The Board of Directors has established a Compensation Committee to handle compensation matters and administer our Amended and Restated 1997 Stock Option and Stock Purchase Plan. The committee consists of Mr. Rickey and Mr. Henriksen, who accepted appointment to the committee on July 25, 2002, replacing Mr. Calhoun and Mr. Cox. The committee determines the compensation received by directors and reviews and approves the compensation and benefits for executive officers. The committee held two meetings during 2002.

        Mr. Henriksen (chairman) and Mr. Rickey are the members of our Audit Committee. Mr. Henriksen joined the committee in July 2002 replacing former member Edmund Krix. Both Mr. Henriksen and Mr. Rickey are independent as that term is defined by Rule 4200 (a) of the National Association of Securities Dealers, Inc.'s NASDAQ listing standards. The committee selects our independent public accountants, reviews the scope of the annual audit, approves the audit fees and non-audit fees to be paid to our auditors, and reviews our financial accounting controls with the staff and the independent public accountants. The Board of Directors has not adopted a written charter for the Audit Committee. The committee held four meetings during 2002.

        Our Board of Directors does not have a nominating committee.

Director Compensation

        Presently, other than expenses in connection with attendance at meetings and certain other expenses, we do not compensate any non-employee members of the Board of Directors. Non-employee directors are eligible to receive options under our Amended and Restated 1997 Stock Option and Stock Purchase Plan.

        Mr. Cox is employed by us in his capacity of Chairman of the Board. His 2002 salary was $60,000, and we granted him 135,000 stock options in 2002. Mr. Hedrick, an employee/director, was granted 150,000 stock options in 2002. The 2002 stock option grants to Mr. Calhoun and Mr. Bizimis, our other employee/directors, are detailed later in this proxy statement.

        Our non-employee directors, Mr. Henriksen and Mr. Rickey, were granted 50,000 and 25,000 stock options, respectively, in 2002.

Executive Compensation

        Our executive officers are appointed by our Board of Directors. We have not entered into any written employment agreements with any of our executive officers or directors.

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services by our Chief Executive Officer and our four other most highly-compensated executive officers as of December 31, 2002 whose salary and bonuses for 2002 was over $100,000 (collectively, the "Named Executive Officers"), for services rendered to us in all capacities during the years ended December 31, 2000, 2001 and 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options/SARs(#)		All Other Compensation(1)
Christopher J. Calhoun President, Chief Executive Officer and Secretary	2002 2001 2000	$190,000 180,000 177,303	$40,000 40,000 50,760	205,000 200,000 62,500		$15,200 20,332 12,845
Ari E. Bizimis(2) Chief Financial Officer	2002 2001 2000	187,610 160,000 120,000	34,295 35,000 36,000	110,000 50,000 275,000		9,600 9,600 7,200
Sharon V. Schulzki(3) Senior Vice President—Marketing & Development—Biomaterials	2002 2001 2000	163,334 159,539 68,750	30,000 15,000 —	25,000 200,000 175,000	(4)	11,600 12,061 4,400
Charles E. Galetto(5) Senior Vice President, Finance and Administration and Treasurer	2002 2001 2000	152,500 150,000 102,885	26,000 26,000 38,125	30,000 20,000 100,000		12,740 13,016 6,600
Bruce A. Reuter(6) Senior Vice President—International Business	2002 2001	152,500 152,000	25,000 —	30,000 135,000		11,600 11,904

(1)
The amounts in this column represent a car allowance and other miscellaneous benefits given to each named executive officer.

(2)
Mr. Bizimis began his employment with us in April 2000. He was granted 10,000 options in May 1999 for consulting services he provided prior to joining us.

(3)
Ms. Schulzki began her employment with us in July 2000.

(4)
These options were cancelled in 2002.

(5)
Mr. Galetto began his employment with us in April 2000.

(6)
Mr. Reuter began his employment with us in January 2001.

Option Grants in 2002

        The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 2002. We did not grant any stock appreciation rights in 2002. The exercise prices are in each case equal to the last reported [sale price] per share of our common stock as reported by the Frankfurt Stock Exchange on the day immediately preceding the grant date.

	Individual Grants
Name	Number Of Securities Underlying Options/SAR Granted (#)	Percent Of Total Options/SARs Granted to Employees in 2002	Exercise Price Per Share ($/share)	Expiration Date	Grant Date Present Value ($)(1)
Christopher J. Calhoun	205,000	17.3	$3.09	2/8/2012	$535,460
Ari E. Bizimis	110,000	9.3	3.09	2/8/2012	287,320
Sharon V. Schulzki	25,000	2.1	3.09	2/8/2012	65,300
Charles E. Galetto	30,000	2.5	3.09	2/8/2012	78,360
Bruce A. Reuter	30,000	2.5	3.09	2/8/2012	78,360

(1)
We used the Black-Scholes option-pricing model to determine the grant date present value of the options set forth in this table. Use of this model should not be construed as an endorsement of its accuracy at valuing options. The real value of the options depends upon the actual changes in the market price of our common stock during the applicable period.

        All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following facts and assumptions were used in calculating grant date present value: exercise prices as indicated in the table above, fair market value of each option on the date of grant based on the best information available, a dividend yield of 0.0%, an expected stock option term of seven years, and a stock price volatility of 100.0% based on the market performance of our common stock. We used an assumed risk-free interest rate in our calculations equivalent to the yield of a zero-coupon, seven-year Treasury bond on the date of the grants. The risk-free interest rate was 4.710% for options granted on February 8, 2002. No other discounts or restrictions related to vesting or the likelihood of vesting of the stock options were applied.

Aggregated Option Exercises in 2002 and Year-End Option Values

        The following table sets forth information concerning options to purchase our common stock held as of December 31, 2002 by each of the Named Executive Officers. None of the Named Executive Officers exercised any stock options in 2002.

			Number of Securities Underlying Unexercised Options/SARs as of December 31, 2002		Value of Unexercised in-the-money Options/SARs as of December 31, 2002
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher J. Calhoun	—	—	188,750	162,293	$703,900	$207,735
Ari E. Bisimis	—	—	282,916	87,084	385,532	111,468
Sharon V. Schulzki	—	—	44,790	105,210	69,456	162,544
Charles E. Galetto	—	—	106,249	23,751	144,999	30,401
Bruce A. Reuter	—	—	17,186	47,814	28,342	75,158

Compensation Committee Interlocks and Insider Participation

        Mr. Calhoun, who was a member of the Compensation Committee until July 2002, serves as our Vice-Chairman of the Board, President and Chief Executive Officer. Mr. Cox, who was also a member of the Compensation Committee until July 2002, serves as our Chairman of the Board.

        Mr. Cox is employed by us. He receives a monthly salary of $5,000 and we provide him with coverage under our medical and health insurance plans at a cost to us of approximately $7,000 annually. Mr. Cox is eligible to receive options under our Amended and Restated 1997 Stock Option and Stock Purchase Plan.

        No executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

        In February 2002, we made a loan to Ari Bizimis, one of our directors and our Chief Financial Officer, in the aggregate amount of $150,000, at an annual interest rate of 5.75%, for the purchase of 50,000 shares of our common stock from another of our stockholders. The interest rate was to be adjusted once a year on the anniversary of the issuance date of the loan. The loan was secured by a pledge of all of the stock purchased by Mr. Bizimis with the proceeds of the loan, and was full recourse to Mr. Bizimis maturing in February 2005.

        In February 2002, we also made a loan to Christopher Calhoun, our Vice-Chairman of the Board, President and Chief Executive Officer, in the aggregate amount of $328,000, at an annual interest rate of 5.75%, for the purchase of 100,000 shares of our common stock from another of our stockholders. The interest rate was to be adjusted once a year on the anniversary of the issuance date of the loan. The loan was secured by a pledge of all of the stock purchased by Mr. Calhoun with the proceeds of the loan, and was full recourse to Mr. Calhoun maturing in February 2005.

        The loans to Mr. Bizimis and Mr. Calhoun were repaid in full in December 2002. We believe that all of the transactions described above were made and are on terms no less favorable to us than those we could obtain from independent third parties in arms-length negotiations.

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following graph shows how an initial investment of $100 in our common stock would have compared to an equal investment in the NEMAX-All-Share-Performance-Index and the NEMAX Biotechnology Index (Performance) during the period from August 10, 2000, when our stock was first traded publicly, through December 31, 2002. The graph reflects closing prices reported on Xetra, an electronic trading system for stock listed on the Frankfurt Stock Exchange. "NEMAX" refers to the German Neuer Markt Aktien (Stock) Index.

Investment of $100 on Measurement Date
130
120
110
100
90
80
70
60
50
40
30
20
10
0
08/10/00
10/10/00
12/10/00
02/10/01
04/10/01
06/10/01
08/10/01
10/10/01
12/10/01
02/10/02
04/10/02
06/10/02
08/10/02
10/10/02
12/10/02
Measurement Date
MacroPore Biosurgery, Inc.
NEMAX-All-Shares-Performance-Index
NEMAX Biotechnology Index (Performance)

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Compensation Committee Report, the Audit Committee Report, nor the description of the auditors' independence is to be incorporated by reference into any such prior filings, nor shall such graph, reports or description be incorporated by reference into any future filings made by us under those statutes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides certain information regarding beneficial ownership of our common stock as of August 11, 2003 by each stockholder known by us to own beneficially more than 5% of our outstanding shares, our directors and director nominees, the Named Executive Officers, and our current directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

        All of the individuals listed below who hold stock options granted by us prior to January 1, 2001 may exercise those stock option grants before the options are fully vested. Accordingly, all of the shares issuable upon exercise of those options are deemed to be beneficially owned by those individuals for purposes of the following table. Unless otherwise indicated, the address for each person or entity named below is c/o MacroPore Biosurgery, Inc., 6740 Top Gun Street, San Diego, California 92121, and each person or entity named below has (subject to applicable community-property laws) full beneficial ownership of all shares listed.

Name	Number of shares of common stock beneficially owned	Percentage of outstanding shares
Marshall G. Cox(1)	844,927	5.7
Christopher J. Calhoun(2)	974,995	6.5
Ari E. Bizimis(3)	433,007	2.9
Sharon V. Schulzki(4)	130,829	*
Charles E. Galetto(5)	132,081	*
Bruce A. Reuter(6)	108,773	*
David M. Rickey(7)	46,358	*
Ronald D. Henriksen(8)	36,077	*
Marc H. Hedrick(9)	470,940	3.2
E. Carmack, Holmes, MD	13,161	*
Medtronic Asset Management, Inc.(10)	1,000,000	6.9
All current directors and executive officers as a group (16 persons)(11)	3,501,398	21.5

*
Less than one percent.

(1)
Includes 171,353 shares issuable upon the exercise of stock options and 22,223 shares issuable upon exercise of warrants. Also includes 5,334 shares held of record by his spouse. Mr. Cox disclaims beneficial ownership of shares held by his spouse.

(2)
Includes 474,995 shares issuable upon the exercise of stock options. Also includes a total of 500,000 shares held by TTMC Investments, Inc. Mr. Calhoun has sole voting and investment power with respect to the shares of our common stock held by TTMC Investments. Mr. Calhoun disclaims beneficial ownership of these securities, except to the extent he has a pecuniary interest in the securities, and this report shall not be deemed an admission that Mr. Calhoun is the beneficial owner of such securities for any other purpose.

(3)
Includes 352,705 shares issuable upon the exercise of stock options.

(4)
Includes 130,829 shares issuable upon the exercise of stock options.

(5)
Includes 132,081 shares issuable upon the exercise of stock options.

(6)
Includes 104,580 shares issuable upon the exercise of stock options.

(7)
Includes 18,749 shares issuable upon the exercise of stock options.

(8)
Includes 22,916 shares issuable upon the exercise of stock options.

(9)
Includes 35,415 shares issuable upon the exercise of stock options

(10)
The address for Medtronic Asset Management, Inc. is Medtronic, Inc. Corporate Center, 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432.

(11)
Includes all shares and options exercisable within sixty days owned by all current directors and executive officers and their spouses.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee provided the following report:

        "Compensation Philosophy.    The Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the execution of shorter-term strategic goals. We expect that the achievement of these shorter-term goals ultimately will contribute to our long-term success. We have instituted a management compensation plan that: Attracts and retains talented management; Provides short-term and long-term incentives; and Focuses performance on the achievements of our objectives.

        Compensation Methodology.    Our Compensation Committee develops and implements compensation policies, plans and programs which seek to enhance stockholder value by closely aligning the financial interests of senior management with those of our stockholders.

        Our compensation program for senior management including all "Named Executive Officers" is comprised of the following:

  Base salary.    The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. Base salary is based on individual performance and the executives' experience. The committee approves all salary increases for executive officers.

  Annual performance bonus.    An annual cash bonus program is established to promote the achievement of our performance objectives. The granting of an annual bonus is discretionary. Our goals and individual goals and milestones for our management are established at the beginning of the year, and include targets for progress in research and development, clinical activities, development of sales, marketing and investor relations programs and organizational developments and share price. We provide bonus incentives for achievement of these goals because we believe attainment of these goals will be in the best long-term interests of our stockholders. Bonus amounts for each executive are dependent upon our level of achievement, as well as achievements by the individual.

  Long-term incentive compensation.    We make recommendations to the full Board of Directors concerning the number of stock option grants to be granted to each executive. These recommendations are based on the executive's ability to improve our financial and operational performance, the executive's past performance, and our Chief Executive Officer's expectation of the executive's future performance and contributions. All stock options or other awards we may make under our Amended and Restated 1997 Stock Option and Stock Purchase Plan are granted with an exercise price equal to the closing market price on the day immediately preceding the date of grant.

        Our approach has been to make the annual bonus and option grants a relatively higher share, and base salary a relatively lower share, of the total compensation than at other publicly traded companies.

        Compensation of our Chief Executive Officer.    Our Compensation Committee meets at least annually to evaluate the performance of our Chief Executive Officer. Based on this evaluation, the committee may approve salary increases, annual bonuses and long-term incentive awards, or any combination thereof, for our Chief Executive Officer. Our Chief Executive Officer's compensation reflects a high degree of policy-making and decision-making authority and a high level of responsibility with respect to our strategic direction and our financial and operating results. It also reflects our Chief Executive Officer's long-term commitment and contributions to our success. For 2002, the factors and criteria on which Mr. Calhoun's compensation was based included these factors and his leadership in directing the successful development of new products, the expansion of our bioresorbable implant product lines in the craniofacial (head and face) as well as musculoskeletal system, leadership in directing our regulatory strategy, and ongoing leadership in improving our quality system to meet or exceed FDA and foreign regulatory requirements, working to maintain a good relationship with our primary customer, Medtronic Inc., building strong investor interest in the Company, and leading the company toward profitability. The aspects of the Company's performance which factored into Mr. Calhoun's 2002 compensation were our successful development of the SurgiWrap™ bioresorbable barrier film products, the expansion of our existing bioresorbable implant product lines including the launch of products into the musculoskeletal field, our strategic investment into StemSource, Inc. (which led to the acquisition of this company's technology), our successful regulatory strategy which has moved our products quickly from conception to market release, the fact that our quality system has passed FDA inspection, our strong product pipeline with new patents issued and new patent applications pending (some of which were co-authored by Mr. Calhoun), and the strength of our relationships with the investment community and our primary customer, Medtronic, Inc.

                      Respectfully submitted,

                      Compensation Committee
                      Mr. David Rickey
                      Mr. Ronald D. Henriksen

                      January 28, 2003"

AUDIT COMMITTEE REPORT

        The Audit Committee provided the following report:

"The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with our management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed KPMG's independence with KPMG.

Based upon the Audit Committee's review and discussions as noted above, the Audit Committee has recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      Respectfully submitted,

                      Audit Committee
                      Mr. Ronald D. Henriksen
                      Mr. David Rickey

                      March 12, 2003"

CHANGE IN AUDITORS

        On May 8, 2002, the Audit Committee notified Arthur Andersen LLP ("Arthur Andersen") of their decision to dismiss Arthur Andersen from serving as our independent auditors effective upon the successful engagement of KPMG LLP ("KPMG"). On May 20, 2002, Arthur Andersen notified us that it considered that its engagement as our independent accountant had terminated. Between May 8, 2002 and June 14, 2002 we engaged in discussions with KPMG to retain their services as our independent auditors for the year ending December 31, 2002. KPMG formally accepted the appointment on June 14, 2002. Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for our fiscal years ended December 31, 2001 and December 31, 2000, and through the interim period from January 1, 2002 through May 20, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with Arthur Andersen's report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act.

        During the fiscal years ended December 30, 2001 and December 31, 2000, and through the interim period from January 1, 2002 through June 14, 2002, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(ii) of Regulation S-K. KPMG has been our auditors since June 14, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons or entities who own more than ten percent of our common stock, to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of our common stock. Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, we believe that all such required reports were filed on a timely basis except that Mr. Henriksen and Mr. Hedrick each were late filing their Form 3—Initial Statement of Beneficial Ownership of Securities, and Mr. Bizimis, Mr. Henriksen, and Mr. Reuter each were late reporting one transaction on a Form 4—Statement of Changes in Beneficial Ownership in fiscal 2002.

STOCKHOLDER PROPOSALS FOR THE 2004 MEETING

        Stockholders are hereby notified that, if they intend to submit proposals for inclusion in our Proxy Statement and proxy for our 2004 Annual Meeting of stockholders, such proposals must be received by us no later than May 12, 2004 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations. If our annual meeting date is substantially earlier in 2004 than in 2003, we have the right to change this deadline and give notice of the new deadline in a Form 10-Q.

MISCELLANEOUS

        Our Board of Directors knows of no other business to be presented at our Annual Meeting. If other matters properly come before our Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

By Order of the Board of Directors,

CHRISTOPHER J. CAHON Vice-Chairman of the Board of Directors, President and Chief Exective Officer

MACROPORE BIOSURGERY, INC.
Annual Meeting of Stockholders—October 23, 2003

The undersigned hereby appoints Christopher J. Calhoun and Ari Bizimis, or either of them as proxy holders, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock (par value $.001) of MacroPore Biosurgery, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 23, 2003, and at any postponement or adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF PROPERLY EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO FUNCTION AS OUR INDEPENDENT AUDITORS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please mark box ☒ in blue or black ink.

1.	Election of Directors:	FOR all nominees listed below ☐
WITHHOLD AUTHORITY from all nominees listed below ☐
Nominees: ARI BIZIMIS, CHRISTOPHER J. CALHOUN, MARSHALL G. COX, MARC H. HEDRICK, RONALD D. HENRIKSEN, E. CARMACK HOLMES AND DAVID RICKEY
TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE OR NOMINEES FOR WHOM YOU WITHHOLD AUTHORITY TO VOTE.
2.	Ratification of Selection of KPMG LLP To Serve as Our Independent Auditors For 2003.
FOR ☐ AGAINST ☐ ABSTAIN ☐

(Continued and to be signed on reverse side)

        In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

Dated:	, 2003

Signature

Signature

Please sign, date, and return the proxy card using the enclosed envelope.

QuickLinks

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
COMPARATIVE STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
CHANGE IN AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2004 MEETING
MISCELLANEOUS